UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2014

MEEMEE MEDIA INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52961	20-3356659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6630 West Sunset Blvd. Los Angeles, CA, 90027
(Address of Principal Executive Offices)

(310) 460-9215
(Issuer's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN
FISCAL YEAR.

On September 4, 2014, the Board of Directors of MeeMee Media Inc. (the "Company") approved amendments to the Bylaws of the Company, such that: (1)  the principal office of the Company shall be at the address of the registered office of the Company as designated in the office of the Secretary of State of Nevada, or at such other offices within or without the State of Nevada as the Board may from time to time  determine; (2) the annual meeting of the stockholders shall be held at least once in each calendar year for the purpose of electing directors and officers and for the transaction of other business that may come up before the meeting; and (3) the Board of Directors shall be elected for a term of one year and shall hold office until their successors are elected and qualified.  The foregoing description of the amendments are qualified in their entirety by reference to the Amended Bylaws which are filed as an exhibit to this Current Report.

The original Bylaws of the Company provided that (1) the principal office of the Company shall be in the City of Las Vegas, Nevada or at such other offices within or without the State of Nevada as the Board may designate from time to time; (2) the annual meeting of stockholders be held on the first Monday in March of every other year and (3) that the Board of Directors shall be elected for a term of two years.

ITEM 9.01            FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Document Description

3.2	Amended Bylaws dated September 4, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEEMEE MEDIA INC.

September 5, 2014

/s/ MARTIN DOANE
Martin Doane
President